SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2008

TRAILER BRIDGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22837	13-3617986
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
10405 New Berlin Road East
Jacksonville, Florida		32226
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code:	(904) 751-7100

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On March 20, 2008, the Company amended its Loan and Security Agreement with Wachovia Bank, National Association, under which the Company maintains a $10 million revolving credit facility, none of which is currently outstanding.

        The Amendment modified the financial covenant under the agreement to exclude approximately $17.6 million in capital expenditures during 2007 from the calculation of its 1.0:1.0 Fixed Charge Coverage Ratio. This covenant was waived at December 31, 2007. The Company made the 2007 expenditures in connection with expanding its service to the Dominican Republic. The permanent Amendment, which excludes the capital expenditures for equipment in 2007 from the covenant calculation, will enable the Company to maintain access to the revolving credit facility.

        A full copy of the Amendment is attached as an exhibit to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Amendment No. 7 dated as of March 20, 2008 to Loan and Security Agreement by and between Trailer Bridge, Inc. and Wachovia Bank, National Association.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILER BRIDGE, INC.

Date: March 24, 2008	By: /s/ John D. McCown
John D. McCown
Chairman and Chief Executive Officer

EXHIBIT INDEX

No.                     Description of Exhibit

10.1	Amendment No. 7 dated as of March 20, 2008 to Loan and Security Agreement by and between Trailer Bridge, Inc. and Wachovia Bank, National Association.

4